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EXHIBIT 23.5

CONSENT OF DeGOLYER AND MACNAUGHTON

        We hereby consent to the use of the name of DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton as independent petroleum engineers, and to the incorporation by reference of certain estimates of proved oil and gas reserves contained in our report "Appraisal Reports as of December 31, 2006 on Certain Properties owned by Linn Energy, LLC" in the Registration Statement on Form S-3 and related Prospectus of Linn Energy, LLC for the registration of units representing limited liability company interests.

        We consent to the reference to our firm under the heading "Experts" in the prospectus.

/s/ DEGOLYER AND MACNAUGHTON Dallas, Texas December 13, 2007

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  EXHIBIT 23.5
CONSENT OF DeGOLYER AND MACNAUGHTON